UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2014

Health Revenue Assurance Holdings, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	333-173039	99-0363866
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8551 W. Sunrise Boulevard, Suite 304 Plantation, Florida	33322
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 954-472-2340

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) On April 2, 2014, Mitchell D. Kaye, a member of the board of directors of Health Revenue Assurance Holdings, Inc. (the “Company”), resigned from his position as a director of the Company effective on such date.  Mr. Kaye’s resignation as a director of the Company was due to a disagreement with certain decisions taken by the Company’s board of directors.  Mr. Kaye did not serve on any committees or hold any other positions in the Company.

On April 4, 2014, David Kroin, a member of the board of directors of the Company, resigned from his position as a director of the Company effective on such date.  Mr. Kroin’s resignation as a director of the Company was due to a disagreement with certain decisions taken by the Company’s board of directors.  Mr. Kroin did not serve on any committees or hold any other positions in the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH REVENUE ASSURANCE HOLDINGS, INC.

Date: April 8, 2014	By:	/s/ Tim Lankes
	Name:	Tim Lankes
	Title:	Chief Executive Officer

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